Exhibit 10.19

[SECULAR TRUST ARRANGEMENT]

FORM OF

RESTATED EMPLOYEE GRANTOR TRUST

ENROLLMENT AGREEMENT

This agreement, made the      day of                     , 2008, between [Executive] (the “Employee”), the person, if any, to whom the Employee is legally married (the “Employee’s Spouse”), and Philip Morris International Inc. (“PMI”) and its subsidiaries (collectively, the “Company”),

INTRODUCTION

The Employee previously entered into one or more Employee Grantor Trust Enrollment Agreements with Altria Group, Inc. and certain of its affiliates (collectively, “Altria”) (the most recent of which, including any amendments thereto, hereinafter referred to as the “Original Enrollment Agreement”) providing for payments to or on behalf of the Employee by Altria in satisfaction of its obligations under certain supplemental plans maintained by Altria (the “Altria Supplemental Plans”), such payments to be made to an Employee Grantor Trust established by the Employee (the “Trust”). Pursuant to one or more Supplemental Employee Grantor Trust Enrollment Agreements between the Employee and Altria, all amounts deposited in the Trust under the terms of the Original Enrollment Agreement and any predecessors thereto is held in a separate subaccount of the Trust (hereinafter referred to as “Subaccount FP-A”).

The Company subsequently established the Philip Morris International Inc. Benefit Equalization Plan and the Philip Morris International Inc. Supplemental Management Employees’ Retirement Plan (the “PMI Supplemental Plans”). In connection with the spin-off of the Company from Altria, the liabilities attributable to the Employee under the Altria Supplemental Plans will be transferred to the Company, and the benefits previously payable to the Employee under the Altria Supplemental Plans will be payable to the Employee under the PMI Supplemental Plans.

The parties now wish (1) to acknowledge that, as a result of the spin-off of the Company, the obligations under the Original Enrollment Agreement run solely among the Employee, the Employee’s Spouse, if any, and the Company and do not involve Altria and (2) to enter into this Agreement, which will apply to those benefits payable under the PMI Supplemental Plans.

In consideration of their mutual undertakings, the Company, the Employee, and the Employee’s Spouse, if any, agree as follows:

I. Maintenance of Grantor Trust

1.1 The Employee agrees to restate and maintain the Trust in the form attached hereto as Exhibit A (the “Trust Agreement”) for the purpose of holding the assets currently held under the Trust as maintained by the Employee pursuant to the Original Enrollment agreement, plus the cash deposits made pursuant to this Agreement, if any, and any interest or other earnings on the outstanding balances in the Trust. Any deposits made pursuant to this Agreement shall be made to Subaccount FP-A.

1.2 The Employee and the Employee’s Spouse agree that they will not contribute any additional funds to the Trust and will withdraw funds only in accordance with the terms of the PMI Supplemental Plans, except to the extent that Trust withdrawals are necessary to pay taxes on Trust earnings or cash deposits.

1.3 The Employee understands that, under the terms of the Trust Agreement attached hereto as Exhibit A, the Trustee intends to exercise its investment discretion in a manner consistent with the purpose of the Trust specified in Section I.(3) of the Trust Agreement and acknowledges that he has been informed that the Trustee currently intends to invest the Trust assets in one or more of the Fidelity Freedom Funds in the manner set forth in Item 3 of Schedule A of the Trust Agreement, but that the Trustee retains discretion to change the assets in which the Trust will be invested.

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II. Payments to Trust

2.1 The Employee understands that from time to time the Company may determine in its discretion that it is appropriate to make available to the Employee additional funding payments in satisfaction of its obligations under the PMI Supplemental Plans. Unless the Employee terminates this Agreement pursuant to Section 7.2 prior to the time such additional funding payments are to be paid into the Trust, the Employee directs the Company to (a) deduct federal, state and local income and employment taxes from such additional funding payments and remit such taxes to the appropriate authorities; and (b) pay the remainder of such additional funding payments into the Trust.

III. Distributions from Trust, Benefit Payments

3.1 The Employee and the Employee’s Spouse agree that any amounts paid from Subaccount FP-A of the Trust including any Trust earnings in such subaccount (other than any amounts distributed to pay taxes on Trust earnings) shall offset the benefits otherwise payable to them under the PMI Supplemental Plans. For purposes of calculating this offset, the amount otherwise payable under the PMI Supplemental Plans at the relevant time to the Employee or his Beneficiary(ies) will be converted to an after-tax amount (the “After-Tax Benefit”) using the tax assumptions set forth in Exhibit B. The amount of any Trust distribution from Subaccount FP-A shall offset the amount of the After-Tax Benefit and shall discharge the Company’s liability to the Employee, the Employee’s Spouse and his Beneficiary(ies) to the extent of the corresponding pre-tax benefit otherwise payable under the PMI Supplemental Plans.

3.2 If the amount of the Trust distribution from Subaccount FP-A is less than the After-Tax Benefit, the difference between the amount of the Trust distribution and the After-Tax

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Benefit shall be converted to a pre-tax amount (the “Additional Pre-Tax Benefit”) based on the tax assumptions set forth in Exhibit B, and the Company shall pay an amount equal to the Additional Pre-Tax Benefit to the Employee or his Beneficiary(ies) from the Company’s general assets in satisfaction of the Company’s remaining obligations under the PMI Supplemental Plans.

3.3 The Employee and the Employee’s Spouse understand and agree that to the extent funds in Subaccount FP-A of the Trust are distributed to either of them in amounts greater than, or at times earlier than, those contemplated by the benefit payment provisions of the PMI Supplemental Plans and by Sections 3.1 and 3.2 hereof, (a) the offsets against any amounts otherwise payable under the PMI Supplemental Plans will be calculated in the manner set forth in Section 6.1 as if the amounts so distributed had remained in the Trust, accumulated earnings, and been distributed at the proper time; and (b) such offsets will discharge the Company’s liability in the same manner as set forth in such Section 6.1.

3.4 The Employee and the Employee’s Spouse agree that this Agreement shall supersede the Original Enrollment Agreement and that Altria shall have no further obligations to them under the Altria Supplemental Plans, the Original Enrollment Agreement or any predecessors thereto.

IV. Tax Payments With Respect to Trust Earnings

4.1 The Company may make payments on behalf of the Employee (or his Beneficiary(ies)) to tax authorities to pay the federal, state and local income taxes with respect to any earnings of the Trust and any income and employment taxes as a result of the Company’s payment of the Employee’s taxes under this Article IV. To the extent that the Company does not make payments sufficient (using the assumptions set forth in Exhibit B) to pay such taxes, Trust income will be distributed to provide any additional amounts required for such purpose.

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V. Appointment of PMI as Agent

5.1 The Employee appoints PMI and such persons as may be designated to act on behalf of PMI as his duly authorized agent for the following purposes: (a) providing, in accordance with the duties of the “Administrator” as set forth in the form of Trust Agreement attached as Exhibit A, investment guidelines and other information and direction to the trustee of the Trust; (b) removing the trustee and appointing a successor trustee of the Trust; (c) examining the books and records of the Trust; and (d) amending and terminating the Trust.

5.2 The Employee’s appointment of PMI as his agent is based on the Employee’s special trust and confidence in PMI and its management. In the event of a Change of Control (as defined in Section 8.5) of PMI, the Employee (or, if applicable, his Beneficiary(ies)) may remove PMI (or its successor) as the duly authorized agent for purposes of carrying out the actions set forth in Section 5.1 by delivering to both PMI (or its successor) and the trustee of the Trust, within any period of two days, written notice of such removal. The trustee shall not be required to verify that there has been a Change of Control of PMI and shall be entitled to rely upon the Employee’s notice of removal unless PMI provides to the trustee (within 10 days following the Trustee’s receipt of the notice of removal from the Employee) written notice certifying that no Change of Control has occurred. From and after the date on which PMI (or its successor) ceases to serve as the duly authorized agent, the offsets against the Company’s obligations to the Employee and the Employee’s Spouse or Beneficiary(ies) under the PMI Supplemental Plans shall be determined by assuming (a) that the value of Trust assets last reported by the trustee to PMI (or its successor) prior to such date is accumulated with earnings at the rate specified in the second sentence of Section 6.1 (treating the immediately preceding December as the date for determining such rate) and (b) that all subsequent distributions from the Trust occur at the proper times and in the proper amounts.

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VI. Attachment of Trust Assets

6.1 The Employee understands and agrees that in the event all or a portion of the funds in Subaccount FP-A of the Trust are attached by court order or other legal process or are otherwise alienated, the offset against any amounts otherwise payable under the PMI Supplemental Plans will be calculated as if the amount so alienated remained in the Trust, had accumulated with earnings at the same rate as amounts that actually remain in the Trust, was distributed at the proper time, and was or is to be offset against benefits otherwise payable from the PMI Supplemental Plans before any remaining Trust assets were or are distributed. To the extent that for any calendar year or portion thereof no assets remain in the Trust, the amounts so alienated shall be deemed to earn interest at the annual interest rate on 30-year Treasury securities (within the meaning of Internal Revenue Code section 417(e)(3)) for the month of December preceding the first year in which no assets remain in the Trust, reduced by estimated federal, state and local income taxes on the deemed earnings using the tax assumptions set forth in Exhibit B. The Employee agrees that the value of any amounts so alienated, and the earnings that would have accumulated thereon, shall be offset against a like amount of After-Tax Benefit, and shall discharge the Company’s liability to the Employee to the extent of the corresponding pre-tax benefit otherwise payable to the Employee or his Beneficiary(ies) under the PMI Supplemental Plans.

6.2 The Employee’s Spouse understands and agrees that should any amounts under Subaccount FP-A of the Trust be assigned to her under a domestic relations order or otherwise, the offset against any amounts otherwise payable under the PMI Supplemental Plans will be calculated in the manner set forth in Section 6.1 as if the amount so alienated had remained in the Trust, accumulated earnings, and been distributed at the proper time. The Employee’s Spouse agrees that if she also claims entitlement to benefits under the PMI Supplemental Plans, the value

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of the amount alienated under the Trust, and the earnings that would have accumulated thereon absent such alienation, shall be offset against a like amount of After-Tax Benefit, and shall discharge the Company’s liability to the Employee and the Employee’s Spouse to the extent of the corresponding pre-tax benefit otherwise payable to the Employee or the Employee’s Spouse under the PMI Supplemental Plans.

VII. Termination

7.1 This Enrollment Agreement shall terminate 30 days after the date the Trust terminates.

7.2 Notwithstanding the above, during the lifetime of the Employee, this Enrollment Agreement may be terminated at any time by the Company or the Employee by providing 30 days written notice to all parties. Any such termination shall operate on a prospective basis only and shall not operate to release the funds already in the Trust or to otherwise alter the application of the terms of this Enrollment Agreement to such funds.

VIII. Miscellaneous

8.1 Nothing in this Agreement shall be construed to confer upon the Employee the right to continue in the employment of the Company, or to require the Company to continue the employment of the Employee.

8.2 This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Employee or his Beneficiary(ies) and the Employee’s Spouse and their heirs, executors, other successors in interest, administrators, and legal representatives.

8.3 The validity and interpretation of this Agreement shall be governed by the laws of the State of New York.

8.4 The Employee’s Beneficiary(ies) shall be determined in accordance with the terms of the Trust Agreement pursuant to which the Trust is maintained.

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8.5 Change of Control. For the purpose of this Agreement, a “Change of Control” shall mean:

(a)	Consummation of the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of PMI (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of PMI entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from PMI or any corporation or other entity controlled by PMI (the “Affiliated Group”), (ii) any acquisition by a member of the Affiliated Group, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by a member of the Affiliated Group or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 8.5; or

(b)

Individuals who, as of the date hereof, constitute the Board of Directors of PMI (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of PMI (the “Board”); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of PMI, was

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approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)

Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the such shares and voting power through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or

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related trust) of any member of the Affiliated Group or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such Business Combination or were elected, appointed or nominated by the Board; or

(d)

Consummation of (i) a complete liquidation or dissolution of PMI or (ii) the sale or other disposition of all or substantially all of the assets of PMI, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their

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ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board providing for such sale or other disposition of assets of PMI or were elected, appointed or nominated by the Board; or

(e)	Entry of an order for relief against PMI issued pursuant to any chapter of the United States Bankruptcy Code, as amended.

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IN WITNESS WHEREOF, the Employee, the Employee’s Spouse, and the Company have caused this Agreement to be executed as of the day and year first above written.

Attest:

Signature of Employee

Attest:

Signature of Employee’s Spouse

This Agreement is executed on behalf of Philip Morris International Inc. and its subsidiaries.

Attest:	Philip Morris International Inc.

By:

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EXHIBIT A

ANTICIPATED FORM OF

RESTATED EMPLOYEE GRANTOR TRUST AGREEMENT

THIS TRUST AGREEMENT made the      day of                             , 2008, between [EXECUTIVE] (hereinafter called the “Grantor”) and FIDELITY MANAGEMENT TRUST COMPANY (hereinafter called the “Trustee”),

W I T N E S S E T H   T H A T:

WHEREAS, the Grantor previously established a trust (hereinafter referred to as the “Trust Fund”) to hold certain cash payments actually or constructively received by the Grantor, or by the Trustee on behalf of the Grantor, in lieu of certain future payments the Grantor would otherwise be entitled to receive from Altria Group, Inc. or its subsidiaries (“Altria”) pursuant to the terms of certain nonqualified supplemental benefit plans maintained by Altria (the “Altria Supplemental Plans”); and

WHEREAS, the Grantor has entered into certain agreements with Altria (the “Enrollment Agreements”) specifying the manner and extent to which amounts the Grantor will receive as payments from the Trust Fund reduce the payments the Grantor would otherwise be entitled to receive pursuant to the terms of the Altria Supplemental Plans or from other arrangements with Altria and otherwise modifying the application of the Altria Supplemental Plans; and

WHEREAS, Altria’s liability with respect to the Grantor under the Altria Supplemental Plans will have been transferred to Philip Morris International Inc. (“PMI”) and its subsidiaries (collectively, the “Company”) in connection with the spin-off of the Company from Altria Group, Inc. and the benefits previously payable to the Grantor under the Altria Supplemental Plans will be payable to the Grantor under the plans specified in Schedule A annexed hereto (hereinafter referred to as the “PMI Supplemental Plans”); and

WHEREAS, the Grantor, the Grantor’s spouse, if any, and the Company have restated the most recent Enrollment Agreement, as amended, to clarify that the obligations and responsibilities owing to the Grantor under the Enrollment Agreements and the previously executed trust agreement are the obligations and responsibilities of the Company and specifically to appoint PMI to act as the Grantor’s agent in connection with certain matters pertaining to the administration of the Trust Fund; and

WHEREAS, the Grantor and the Trustee desire to restate the terms and conditions under which the Trust Fund is held;

NOW, THEREFORE, in consideration of the premises and covenants herein contained, the Grantor hereby directs the Trustee to maintain the Trust Fund pursuant to the provisions of this Agreement and to have and to hold the Trust Fund together with any additions thereto upon the following express trust and with the powers, authorities and discretions hereinafter conferred:

ARTICLE I

Introduction

I. (1). Name. This agreement and the trust hereby evidenced may be referred to as the “Trust Agreement” or the Grantor’s “Employee Grantor Trust.”

I. (2). The Trust Fund. The “Trust Fund” as at any date means all property then held by the Trustee under this agreement.

I. (3). Purpose of the Trust. In entering into this agreement, the Grantor intends for the Trust Fund to be invested solely to augment the retirement savings of the Grantor. Specifically, having directed the Company to pay to the Trustee for holding and investment as the Trust Fund certain amounts made available by the Company to the Grantor, the Grantor intends for these amounts to be invested in a manner that seeks to produce at Grantor’s expected retirement age Trust Fund assets approximating after-tax values that, in the absence of the payments made at the Grantor’s direction to the Trustee, would instead have been provided for Grantor under the PMI Supplemental Plans. To that end, in determining the appropriate investment strategy for the Trust Fund, the Grantor expressly authorizes the Trustee to take into consideration only the Grantor’s age and the Grantor’s expected age of retirement and agrees that, for this purpose, the Grantor’s expected age of retirement shall be assumed to be the age determined under the table set forth as Item 3 of Schedule A annexed hereto. The Trustee shall have no duty to inquire into or to consider any other needs of the Grantor in determining the appropriate investment strategy for the Trust Fund, including, but not limited to, any other resources available to the Grantor; any other assets the Grantor may own or have an interest in; the Grantor’s risk tolerance; the Grantor’s investment experience and attitudes; and the Grantor’s needs for liquidity, regularity of income, and preservation or appreciation of capital prior to the termination of the Employee Grantor Trust. Neither shall the Trustee have a duty to inquire into or consider any other needs (including but not limited to those referred to in the immediately preceding sentence) of the Grantor’s Beneficiary(ies). The Trustee may rely on the Grantor’s age and the Grantor’s expected age of retirement as set forth or determined under such Schedule A, and shall have no duty to inquire into the validity of such information. The Trustee shall incur no liability to the Grantor or any other person interested in the Trust Fund for reliance upon the express terms of this paragraph, or for any action or omission in reliance upon information provided on Schedule A or by the Administrator (as defined in Section I.(5) below).

I. (4). Status of the Trust. The trust shall be irrevocable until such time as the Grantor (or, in the event of the Grantor’s death, the Grantor’s Beneficiary(ies), as defined in Section I.(8) below) and the Administrator jointly provide written certification to the Trustee that all obligations of the Company to the Grantor and the Grantor’s Beneficiaries have been satisfied. The written certification of the Administrator shall specify the date as of which the trust shall terminate in accordance with Section I.(7) hereof. The trust is intended to constitute a grantor trust under which the Grantor is treated as grantor and owner pursuant to Sections 671 - 678 of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. Neither the Company nor any person other than the Grantor and, in the event of the Grantor’s death, the Grantor’s Beneficiary(ies), and the Trustee acting as such, have any right, title or interest in the assets of the Trust Fund.

I. (5). The Administrator. PMI shall be the “Administrator” for purposes of this trust and shall have certain powers, rights and duties under this agreement as described below; provided that, PMI may from time to time designate a person or persons, who may but need not be employees of PMI, to act as the Administrator on its behalf or to carry out certain duties of the Administrator. PMI will certify to the Trustee from time to time the person or persons authorized to act on behalf of PMI as the Administrator or as the designees of the Administrator. The Trustee may rely on the latest certificate received without further inquiry or verification. After delivery to the Trustee of the written certification of PMI acting as Administrator referred to in the first sentence of Section I.(4) above, and as of the scheduled termination date of the trust referred to in Section I.(7) below or at such later date as the distribution of all assets of the Trust Fund pursuant to the termination of this trust is completed, PMI and its designees, if any, shall cease to serve as Administrator. Notwithstanding any provision herein, however, in the event of a Change of Control (as defined in Schedule B annexed hereto or in the most recent replacement for such Schedule delivered by the Administrator to the Trustee at least ten business days prior to the occurrence of a Change of Control), the Grantor may remove PMI (or its successor) and any designee of PMI as Administrator by delivering to both PMI (or its successor) and the Trustee within any period of two days written notice of such removal. The Trustee may rely upon any notice of removal received from the Grantor without further inquiry or verification, unless PMI (or its successor) provides to the Trustee (within 10 days following the Trustee’s receipt of the notice of removal from the Grantor) written notice certifying that no Change of Control has occurred. In the event the Grantor removes PMI as Administrator, the Grantor shall appoint a successor Administrator, who may be the Grantor, a committee of persons including the Grantor, or such other person or persons as shall be reasonably acceptable to the Trustee, and shall notify the Trustee of the appointment. In such event, the Grantor shall also have the authority to, from time to time, remove the person or persons so appointed and appoint such other person or persons as shall be reasonably acceptable to the Trustee.

I. (6). Acceptance. The Trustee accepts the duties and obligations of the “Trustee” hereunder, agrees to accept funds delivered to it on behalf of the Grantor, and agrees to hold such funds (and any proceeds from the investment of such funds) in trust in accordance with this agreement; provided that the Trustee reserves the right to determine whether to accept the transfer of any property other than cash proposed to be transferred to it.

I. (7). Termination. In conjunction with any written certification provided to the Trustee pursuant to the first sentence of Section I.(4) above, the Administrator shall also specify a future date at the close of which the fair market value of the Trust Fund shall be determined; on the next succeeding business day of the Trustee, the Trust Fund assets shall be distributable and this Employee Grantor Trust shall be scheduled to terminate. On or as soon as practicable after such scheduled termination date, the Trustee shall transfer and pay over (in the form of the assets held in the Trust Fund to the extent feasible, or alternatively in cash), the principal and any undistributed income of the Trust Fund, as then constituted, to the Grantor, if living, or the Beneficiary(ies) of the Grantor, in the event of the Grantor’s death, and upon the completion of all such distributions this Employee Grantor Trust shall terminate. The Grantor (or, if the Grantor has died, the Grantor’s Beneficiary(ies)) and the

Trustee may, however, enter into a new trust agreement for holding any assets of the Trust Fund on new terms and conditions provided by the Grantor (or the Grantor’s Beneficiary(ies)), though neither shall be obligated to enter into such an agreement.

I. (8). Death Beneficiary(ies). In general, a Grantor’s Beneficiary(ies) under this Trust Agreement shall be the beneficiary(ies) designated by the Grantor under the terms of the PMI Supplemental Plans or otherwise determined under the terms of the PMI Supplemental Plans, and in the event of the Grantor’s death amounts held in the Trust Fund shall be distributed in lieu of the amounts that would otherwise be payable under the PMI Supplemental Plans to such Beneficiary(ies) in accordance with information and instructions provided to the Trustee by the Administrator. If the survivors’ benefits or other death benefits payable on behalf of the Grantor under the PMI Supplemental Plans do not exhaust the assets of the Trust Fund, the Trust Fund assets may be applied to make payments to any person to whom a survivor benefit or death benefit in respect of the Grantor is payable under any other plan or arrangement of the Company to the extent so instructed by the Administrator. The Trustee shall be under no duty to inquire into the terms of the PMI Supplemental Plans or other plans or arrangements, the identity of or amounts payable to the Beneficiary(ies) under such PMI Supplemental Plans, and shall be entitled to rely on the information received from the Administrator with respect to such matters. Any balance remaining in the Trust Fund following all such payments (the “Residual Assets”) shall be paid in one lump sum, in kind to the extent practicable, to the Beneficiary(ies) designated by the Grantor on the beneficiary designation form attached as Schedule C hereto or on any subsequent replacement for such designation form (“the Beneficiary Designation”) to receive any Residual Assets under this Trust Agreement. The Beneficiary Designation under this Trust Agreement shall be made in writing by the Grantor in such manner and on such form as shall be specified by the Administrator, and a designation shall not be effective until it has been received by the Administrator (or if the Grantor has become the Administrator, by the Trustee) and acceptance has been indicated by the signature of the Trustee. In the absence of a Beneficiary Designation hereunder or if the failure of a Beneficiary designated on the Beneficiary Designation under this Trust Agreement to survive results in the absence of an effective designation with respect to some or all of the Residual Assets, the Beneficiary shall be the Grantor’s spouse, if any, and, if none the Grantor’s estate. Under no circumstances whatsoever shall the Company have any interest in, or be entitled to receive, any of the Trust Fund assets.

ARTICLE II

Accumulation and Distribution of the Trust Fund

II. (1). The Trustee shall hold, manage, invest and reinvest the Trust Fund, shall collect the income therefrom and, after deducting all proper charges, shall pay or apply to or for the benefit of the Grantor (or, in the event of the Grantor’s death, the Grantor’s Beneficiary(ies)) so much, including all, of the net income and principal of the Trust Fund as is set forth in instructions provided to the Trustee by the Administrator. The Administrator shall be solely responsible for providing the Trustee with all necessary information as to the Grantor’s current address, beneficiary designations, and the amounts in which, the time at which, to whom, and (except to the extent otherwise provided in Section I.(7) above) the form in which payments are to be made. The Trustee shall incur no liability to the Grantor or any other person interested in the Trust Fund for any action or any omission in reliance upon information provided by the Administrator, or for the failure or omission of the Administrator to provide such information. Any information provided by the Administrator to the Trustee shall be provided in a form and manner acceptable to the Trustee.

II. (2). The Trustee shall also distribute to or for the benefit of the Grantor at least annually such amount(s), if any, as the Administrator may certify to the Trustee is (are) necessary to pay tax obligations of the Grantor resulting from earnings on the Trust Fund or from additional amounts actually or constructively received by the Grantor from the Company and contributed to the Trust Fund.

II. (3). All income not so paid or applied shall be accumulated and added to principal of the Trust Fund.

ARTICLE III

The Trustee

III. (1). Fidelity Management Trust Company may resign at any time as Trustee and appoint any affiliated entity of Fidelity Management Trust Company to serve as successor Trustee, without the execution or filing of any instrument or the performance of any further act, including court order, with the same powers, authorities and discretions as though originally named; provided that such affiliated entity is authorized to act in such capacity under applicable law. Any corporation resulting from any merger, conversion, reorganization or consolidation to which any corporation acting as Trustee hereunder shall be a party, or any corporation to which shall be transferred all or substantially all of any such corporation’s trust business, shall be the successor of such corporation as Trustee hereunder, without the execution or filing of any instrument or the performance of any further act and shall have the same powers, authorities and discretions as though originally named in this Trust Agreement.

III. (2). The Trustee may resign by giving ninety (90) days’ advance written notice to the Grantor and the Administrator. The Administrator, as agent for the Grantor, may remove a Trustee by giving ninety (90) days advance written notice to the Trustee and the Grantor. The Administrator shall appoint a successor Trustee by written notice signed by the Administrator and delivered to the Trustee and the Grantor (or, in the event of the Grantor’s death, the Grantor’s Beneficiary(ies)). If a successor Trustee is not appointed within ninety (90) days of the Trustee’s resignation, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor.

III. (3). The Trustee shall be entitled to such compensation for its services in any fiduciary capacity hereunder as the Administrator, as agent for the Grantor, and the Trustee may from time to time agree, including minimum fees and additional compensation for special investments and services, notwithstanding that such stipulated compensation shall be greater than that now in effect or than that provided from time to time under applicable law, and such compensation and reimbursement for reasonable expenses may be paid at any time without court approval. Such compensation shall be paid from the Trust Fund to the extent that it is not paid by the Administrator or the Grantor within 60 days of becoming due.

III. (4). No bond or other security shall be required of any trustee in any jurisdiction, whether for the faithful performance of duties, to secure payment of commissions in advance or otherwise, and if, notwithstanding this express direction, any such bond or security shall be required by any law, statute or rule of court, no surety shall be required thereon.

III. (5). To assure compliance with regulatory and corporate disclosure requirements, the Trustee, Fidelity Management Trust Company, advises as follows:

(a) Relationship. FMR Corp. (“FMR”) is the parent corporation of the Trustee.

(b) Affiliated Entities. The Trustee may engage any corporation or other entity to which it is affiliated (“Affiliated Entity”) or any other entity or person to provide services to an account held by the Trustee, including, without limitation, as investment manager or adviser, custodian, transfer agent, registrar, sponsor, underwriter and/or distributor, and may pay or receive compensation for any such services without reduction in the compensation paid to the Trustee for its services as trustee or investment manager. FMR will derive earnings directly or indirectly through FMR’s management of funds in which the Trust Fund may be invested as well as from fees paid to the Trustee.

(c) Mutual Funds. The Trustee may invest primarily or exclusively in shares of one or more open-end investment companies (so-called mutual funds or money market funds), including investment companies for which an Affiliated Entity serves as investment manager or adviser, custodian, transfer agent, registrar, sponsor, underwriter, distributor and/or other service provider, and from which the Trustee or an Affiliated Entity receives reasonable compensation for such services. The Affiliated Entity may receive such compensation in addition to the trustee or investment management fee paid to the Trustee.

(d) Compensation. The Trustee may receive compensation for its services, without reduction in any other fees or compensation paid to the Trustee or any Affiliated Entity. In addition, the Trustee may share a portion of any compensation received by an Affiliated Entity.

ARTICLE IV

Trustee Reporting

IV. (1). The Trustee shall furnish the Administrator with statements of transactions in the trust and statements of the market value of the Trust Fund at least monthly, and the Administrator and the Grantor with a statement of trust investments including the market value thereof at least quarterly. The failure of both the Grantor and the Administrator to object to any matter contained in such statements by written notice signed by either the Grantor or the

Administrator within ninety (90) days after receipt of the same shall constitute the Grantor’s assent to such statements and shall be final and binding as to all matters contained in such statements upon the Grantor, the Administrator as agent for the Grantor, and all persons, whether or not in being, interested in the Trust Fund. In addition, the Grantor may execute a release, with or without an account, approving the administration of the Employee Grantor Trust. A release shall discharge the Trustee from any accountability and liability to the Grantor, the Grantor’s legal representatives, or any persons, whether or not in being, interested in the Trust Fund, with the same effect as if the account of the Trustee were judicially settled and allowed.

IV. (2). The Trustee shall also furnish the Administrator or the Grantor with such other information relating to the actual or estimated income of the Trust Fund, including the character of such income, and to estimated taxes resulting from such income as the Trustee and the Administrator may from time to time agree is necessary or desirable to assure appropriate reporting and payment of taxes by or on behalf of the Grantor.

IV. (3). The Grantor and the Administrator, or such persons as may be designated by them, shall at any time upon five days’ advance written notice to the Trustee have the right to examine, during the normal business hours of the Trustee, all books and records of the Trustee pertaining to the Trust Fund.

ARTICLE V

Investment and Administrative Authority

V. (1). In addition to any powers conferred by law, the Trustee shall have the following powers, authorities and discretions with respect to any property, real or personal, at any time held under any provision hereof and may exercise the same with sole and absolute discretion and without the order or approval of any court, and the Grantor intends that such powers, authorities and discretions (including the following) be construed in the broadest possible manner:

(a) To retain any such property without regard to the proportion any such property or similar property held may bear to the entire amount held and without any obligation to diversify the same, whether or not the same is of the kind in which fiduciaries are authorized by law or any rule of court to invest funds;

(b) To sell any such property upon such terms and conditions as may be deemed advisable, at public or private sale, for cash or on credit for such period of time as may be deemed advisable, or partly for cash and partly on credit, and with or without security, without obligation to “test the market” by soliciting offers from a third party or to obtain an appraisal to establish the value thereof; and the purchaser of such property shall have no obligation to inquire as to the use or application of the proceeds of sale; to exchange any property held hereunder upon such terms and conditions as may be deemed advisable; and to grant warranties, guaranties, indemnities or options with respect to any of the foregoing without regard to the duration of any trust or any time limitation imposed by law;

(c) To invest and reinvest in and to acquire by purchase, exchange or otherwise property of any character whatsoever, foreign or domestic, or interests or participations therein, including by way of illustration and not of limitation: real property, mortgages, bonds, notes, debentures, certificates of deposit, options, puts, calls, warrants, partnerships, common and preferred stocks, annuity contracts, futures contracts, forward contracts, short sales and swap contracts, in each case whether foreign or domestic and with respect to financial instruments and any group or index of securities (or any interest therein based upon the value thereof) and in connection therewith to deposit any property as collateral with any agent and to grant security interests in such collateral and shares or interests in investment trusts, mutual funds or common trust funds (including without limitation common trust funds maintained by a corporate fiduciary and other trusts or funds with respect to which the Trustee or its affiliates acts as investment advisor or custodian or provides other services), without regard to the proportion any such property or similar property held may bear to the entire amount held and without any obligation to diversify, whether or not the same is of the kind in which fiduciaries are authorized by law or any rule of court to invest funds;

(d) To participate in and to consent to any plan of reorganization, recapitalization, consolidation, merger, combination, dissolution, liquidation or similar plan and any action thereunder, including by way of illustration and not of limitation to receive and retain property under any such plan whether or not the same is of the kind in which fiduciaries are authorized by law or any rule of court to invest funds;

(e) To exercise all conversion, subscription, voting and other rights of whatsoever nature pertaining to any such property and to grant proxies, discretionary or otherwise, with respect thereto; to appoint voting trustees under voting trust agreements and to delegate to such voting trustees the power to vote and all other powers, authorities and discretions usually conferred upon trustees under voting trust agreements;

(f) To borrow such sums of money at any time and from time to time for such periods of time upon such terms and conditions from such persons or corporations (including any fiduciary hereunder) for such purposes as may be deemed advisable, and to secure such loans by the pledge or hypothecation of any property held hereunder; and the lender shall have no obligation to inquire as to the application of the sums loaned or as to the necessity, expediency or propriety of the loan;

(g) To register and hold any property of any kind, whether real or personal, at any time held hereunder in the name of a nominee or nominees and to hold any such personal property in any State; and to receive and keep any stocks, bonds or other securities unregistered or in such condition that title thereto will pass by delivery;

(h) To distribute (including in satisfaction of any pecuniary disposition) any property in kind at market value unless otherwise directed herein or in cash, or partly in kind and partly in cash, and, without the consent of any beneficiary, to allocate among the recipients the property distributed in kind (including in satisfaction of any pecuniary disposition) in divided or undivided interests and without any obligation to make proportionate distributions or any obligation to distribute to all recipients property having an equivalent Federal income tax cost;

(i) To allocate to principal all dividends and distributions payable in property or in stocks, bonds or other securities whether of the disbursing company or another company;

(j) After the termination of the trust hereunder to exercise all the powers, authorities and discretions herein conferred until the complete distribution of the property held hereunder;

(k) To accept additional property transferred on behalf of the Grantor;

(l) To remove all or any part of the assets of or the situs of administration of the trust hereunder from one jurisdiction to another jurisdiction, either within or without the United States of America, at any time or from time to time;

(m) To employ investment counsel, accountants, depositories, custodians, brokers, consultants, agents, attorneys and other employees, irrespective of whether any person or entity so employed shall be a fiduciary hereunder or shall be a corporate affiliate of a fiduciary hereunder and irrespective of whether any entity so employed shall be one in which a fiduciary hereunder shall be a partner, stockholder, director, officer or corporate affiliate or shall have any interest, and to pay the usual compensation for such services out of principal or income as may be deemed advisable; and such compensation may be paid without diminution of or charging the same against the commissions or compensation of any fiduciary hereunder; and any fiduciary who shall be a partner, stockholder, director, officer or corporate affiliate in any such entity shall nevertheless be entitled as partner, stockholder, director, officer or corporate affiliate to receive such fiduciary’s share of the compensation paid to such entity;

(n) To exercise any and all of the powers, authorities and discretions conferred hereunder in respect of any securities of any corporate fiduciary acting hereunder, or in respect of any securities of any holding company or corporation owning securities of any corporate fiduciary acting hereunder; and

(o) To act in any jurisdiction where permitted by law, or to designate one or more persons or a corporation to be ancillary fiduciary who shall serve without bond or security in any jurisdiction in which ancillary administration may be necessary; and to negotiate and determine the compensation to be paid to such ancillary fiduciary whether or not any compensation would otherwise be authorized by law, and to pay such compensation out of principal or income or both; and such ancillary fiduciary shall have with respect to any and all property subject to the ancillary administration all powers, authorities and discretions granted in this Article; provided, however, that any action which may require the investment of additional funds or the assumption of additional obligations shall not be undertaken without prior written consent of the fiduciary or fiduciaries acting hereunder; and if by reason of the law of any jurisdiction in which it may be necessary to perform any act any fiduciary hereunder may be disqualified from acting, then all of the acts required to be performed in such jurisdiction may be performed by such fiduciary’s qualified co-fiduciary or co-fiduciaries then acting hereunder.

V. (2). Notwithstanding the provisions of Section V. (1). hereof,

(a) During the period that Fidelity Management Trust Company or any affiliated entity of Fidelity Management Trust Company serves as Trustee, such Trustee shall have and exercise sole investment authority with respect to the Trust Fund; and at any termination of such period the Administrator, as agent for the Grantor, shall have the authority to and may establish and deliver to any successor Trustee from time to time written investment guidelines setting forth the parameters within which such Trustee shall exercise its discretionary authority with respect to the investment of the Trust Fund subject to the restrictions on investments set forth above, and such Trustee shall have no liability to the Administrator, the Company, the Grantor or any other person interested in the Trust Fund for any action or any omission in reliance upon such guidelines;

(b) The Grantor acknowledges that she or he has been informed of the mutual funds in which the Trustee proposes to make the initial investment of Trust Fund assets and that a copy of the prospectus for each such mutual fund has been made available to the Grantor.

(c) The Administrator, as agent for the Grantor, is authorized to receive any disclosures or other notices delivered by the Trustee with respect to the investment of the Trust Fund in shares or interests in investment trusts or mutual funds with respect to which the Trustee or any of its affiliates acts as investment advisor or custodian or provides other services;

(d) In no event may the Trust Fund be invested in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount (with any amount not in excess of five percent of market value deemed for this purpose to be de minimis) held in common investment vehicles in which the Trustee invests; and

(e) The Trustee and its affiliates shall discharge their duties with respect to the Trust Fund solely in the interest of the Grantor and the Grantor’s Beneficiary(ies), for the exclusive purpose of accumulating assets as provided in Section I.(3), making distributions pursuant to Article II hereunder, and paying the reasonable expenses of administering the Trust Fund.

ARTICLE VI

General Provisions

VI. (1). This Trust Agreement and the trust created hereunder shall be construed, regulated and governed in all respects, not only as to administration but also as to validity and effect, by the laws of the State of New York in effect from time to time.

VI. (2). The references in this Trust Agreement to the Internal Revenue Code shall mean the Internal Revenue Code of 1986, as amended, and shall include corresponding provisions of all subsequently enacted Federal tax laws.

VI. (3). Any provision of this Trust Agreement prohibited by law, or which would cause the Employee Grantor Trust to any extent to fail or cease to be a grantor trust as described in Section I.(3). hereof, shall be to such extent ineffective, without invalidating the remaining provisions hereof.

VI. (4). Amounts held in the Trust Fund may not be anticipated, assigned, alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process, except to the extent specifically permitted herein or as otherwise required by law.

VI. (5). Any notice required under this Trust Agreement shall be delivered (a) personally, (b) by next day courier service (e.g., Federal Express or UPS), or (c) by certified or registered mail, return receipt requested, addressed as follows (or to such other address as any party may so notify the other party):

If to the Trustee:

Chief Fiduciary Officer

Fidelity Personal Trust Services

82 Devonshire Street, R18B

Boston, MA 02109-3614

If to the Grantor:

To the address specified in Item 2 of Schedule A of this Agreement.

If to the Administrator:

Philip Morris International Inc.
Attention:

Any notice required under this Trust Agreement may be waived by the person entitled to such notice. Any notice to or from the Grantor under this Trust Agreement shall, in the event of the Grantor’s death, be provided to or by the Beneficiary(ies) designated by the Grantor under this Trust Agreement. If more than one Beneficiary has been designated, the Grantor shall designate one Beneficiary who shall be entitled to provide any notice required to the Administrator or Trustee.

VI. (6). This Agreement shall be binding on all persons entitled to payments from the Trust Fund and their respective heirs and legal representatives, and on the Trustee and its successors.

VI. (7). The Administrator, acting on behalf of the Grantor (and with the consent of the Grantor for any amendment other than as to ministerial matters), may from time to time amend this Trust Agreement in any respect, provided, however, that no such amendment shall change the duties, responsibilities, or compensation of the Trustee without its written consent or shall cause any amount held in the Trust Fund to be payable to the Company or to any person other than the Grantor, the Grantor’s Beneficiary(ies) or estate, or to the Trustee as compensation for services, or reimbursement for payment to its agents.

IN WITNESS WHEREOF, the Grantor has hereunto set his hand and seal and the undersigned corporate party has caused this Trust Agreement to be executed and its seal affixed hereunto by its officers duly authorized and directed all as of the day and year first above written.

(L.S.)
Grantor
(please print name below signature line)

Fidelity Management Trust Company,
Trustee

By:

Attest:

Attachments:

Notarization Page for Grantor’s Signature

Notarization Page for Trustee’s Signature

Schedule A – Information Concerning Grantor and List of Plans

Schedule B – Change of Control Definition

Schedule C – Beneficiary Designation

STATE OF	)
)SS.:
COUNTY OF	)

On this      day of                     ,         , before me personally came                             , to me known and known to me to be the same person described in and who executed the foregoing instrument, and acknowledged to me that such person executed the same.

COMMONWEALTH OF MASSACHUSETTS	)
)SS.:
COUNTY OF	)

On this      day of                     ,          before me personally came                             , to me known, who, being by me duly sworn, did depose and say that such person resides at                              in the City of                         , County of                     , Commonwealth of                             , that such person is a                          of FIDELITY MANAGEMENT TRUST COMPANY, the corporation described in and which executed the foregoing instrument; that such person knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that such person signed such person’s name thereto by like order.

Schedule A (p. 1 of 2)

Grantor’s Name

Grantor’s SSN

Grantor’s Current Address

Grantor’s Daytime Telephone

Item 1: Plans

Philip Morris International Inc. Benefit Equalization Plan

Philip Morris International Inc. Supplemental Management Employees’ Retirement Plan

Item 2: Grantor’s Notice Address (if different than current address)

Schedule A (p. 2 of 2)

Item 3: Grantor’s Date of Birth:                         , 19    .

For purposes of applying Article I, Section I.(3) and Article V of the Trust Agreement, Grantor’s age shall be based on Grantor’s date of birth set forth above, and Grantor’s expected age of retirement and the mutual funds in which the Trustee proposes currently to invest the Trust Fund assets shall be determined as follows:

Assumed Retirement Age
Current Age	Expected Retirement Age*
Under age 55 Age 55 or over	Age 55 (earliest retirement age) Current Age (retirement eligible)
Current Investment
Year of Birth	Fidelity Freedom Fund Investment

1975 1965 through 1974 1955 through 1964 1945 through 1954 1944 or earlier	Freedom 2030 Freedom 2020 Freedom 2010 Freedom 2000 Freedom Income

*	This reflects a conservative investment assumption that the Grantor may wish to take early retirement at age 55 or, if already age 55, may wish to retire at any time.

Schedule B

For the purpose of this Agreement, a “Change of Control” shall mean the occurrence of any of the following events:

(a)	Consummation of the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of PMI (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of PMI entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from PMI or any corporation or other entity controlled by PMI (the “Affiliated Group”), (ii) any acquisition by a member of the Affiliated Group, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by a member of the Affiliated Group or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 8.5; or

(b)	Individuals who, as of the date hereof, constitute the Board of Directors of PMI (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of PMI (the “Board”); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of PMI, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)

Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the such shares and voting power through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such Business Combination or were elected, appointed or nominated by the Board; or

(d)	Consummation of (i) a complete liquidation or dissolution of PMI or (ii) the sale or other disposition of all or substantially all of the assets of PMI, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board providing for such sale or other disposition of assets of PMI or were elected, appointed or nominated by the Board; or

(e)	Entry of an order for relief against PMI issued pursuant to any chapter of the United States Bankruptcy Code, as amended

Schedule C (page 1 of 4)

BENEFICIARY DESIGNATION

EMPLOYEE GRANTOR TRUST

I understand that the assets of my employee grantor trust (“Grantor Trust”) that I established with Fidelity Management Trust Company as Trustee will be applied to pay benefits to me or on my behalf under nonqualified supplemental benefit plans, including one or more of those specified in Schedule A attached to the Grantor Trust (the “PMI Supplemental Plans”). Generally, the beneficiary(ies) entitled to receive benefits under the Grantor Trust in the event of my death shall be the beneficiary(ies) designated or otherwise determined under the terms of the PMI Supplemental Plans, including any modification of such terms as applied to me or my Beneficiary(ies) under agreements I have entered into or may enter into with the Company. If any assets remain in the Grantor Trust after my death and after all survivor and death benefit payments due under the PMI Supplemental Plans and any other plans of or arrangements with the Company have been made to my beneficiary(ies), if any, under the PMI Supplemental Plans and such other plans or arrangements, those residual assets (the “Residual Assets”) shall be paid to the beneficiary(ies) designated on this Beneficiary Designation form.

Thus, for example, if I die prior to termination of my Grantor Trust and am not married at the time of my death, it is likely that there will be Residual Assets in my Grantor Trust. This Beneficiary Designation will govern the disposition of such Residual Assets.

I understand (1) that this Beneficiary Designation relates only to any Residual Assets as described above that may be held in my Grantor Trust and does not determine who is my beneficiary under the PMI Supplemental Plans, (2) that, if I am married at the time of my death, my then spouse will automatically be the beneficiary of all amounts held in my Grantor Trust, except to the extent that I have designated (in accordance with the terms of the relevant Plan) someone other than my spouse as the beneficiary who is to receive any defined contribution benefits provided under such PMI Supplemental Plan, (3) that my current spouse, if any, must consent to the designation on this form of any Primary Beneficiary other than my spouse, and (4) that if any Primary Beneficiary I designate on this form does not survive until payment is made, then any remaining assets of the Grantor Trust that would otherwise have been paid to such beneficiary will be paid in the following order: first, to the Contingent Beneficiary(ies), if any, designated below; second, if there is no surviving Contingent Beneficiary, to my spouse (if I was married at my date of death); or, third, if there is no surviving Contingent Beneficiary and either I am not married at the date of my death or my spouse is not living at the time the Residual Assets become payable, then to my estate.

Schedule C (page 2 of 4)

BENEFICIARIES

I hereby designate the following person(s) as those to whom the Trustee shall pay any Residual Assets of my Grantor Trust, as described above:

Primary Beneficiary or Beneficiaries

1.
	Name	Relationship	Social Security Number	Portion (%)

2.
	Name	Relationship	Social Security Number	Portion (%)

3.
	Name	Relationship	Social Security Number	Portion (%)

Note: You may, if you wish, designate either another trust created by you or by you and your spouse or your estate as the Primary Beneficiary to receive any Residual Assets. If you choose to do so, you should not complete the Contingent Beneficiary section of this form set forth below.

Contingent Beneficiary or Beneficiaries

If a Primary Beneficiary designated above does not survive until payment of his or her portion of any Residual Assets, the Trustee shall make payment as follows:

(Select only one of the alternatives and initial the one selected.)

Alternative 1:	To my estate.
initials

Alternative 2:	To the deceased Primary Beneficiary’s estate.
initials

Alternative 3:	Divided equally among the surviving Primary Beneficiaries.
initials

Alternative 4:	To the persons described below.
initials

Schedule C (page 3 of 4)

(If you select Alternative 4, describe in the space provided below the manner in which you wish any Primary Beneficiary’s portion of Residual Assets paid if that Primary Beneficiary is no longer alive when they become payable. Your description may be one that applies to all Primary Beneficiaries, e.g., “to the deceased Primary Beneficiary’s children,” or may be specific, e.g., “in the event of the death of Primary Beneficiary 1 above, to . . . .” For named individuals, please include the individual’s social security number and relationship to you.)

ADDITIONAL INSTRUCTIONS

Addresses and Additional Space: Please attach a sheet giving the current permanent addresses of individuals named as Primary or Contingent Beneficiaries. To designate more than three Primary Beneficiaries or if more space is needed to describe Contingent Beneficiaries, please attach additional sheet(s) with names, SSNs, and percentage shares for any individuals named.

Notices: If more than one beneficiary may become entitled to share in Residual Assets, please designate in the space below which one of such beneficiaries shall be entitled to give any notice to the Administrator or the Trustee that may be called for under your Trust Agreement.

Beneficiary Designated to Give Notice:

Schedule C (page 4 of 4)

Estate Planning: You should coordinate with your estate planning attorney to be sure your beneficiary designation qualifies for the marital deduction (if the beneficiary is your spouse). Give the attorney a copy of the Trust Agreement and this form. Be sure your will is consistent with the beneficiary designation.

I hereby revoke all previous beneficiary designations made by me with respect to the payment of Residual Assets of my Grantor Trust described above. I understand that I may revoke this Beneficiary Designation and execute a new one at any time before my death. I also understand that this form does not govern the determination of my beneficiaries under the PMI Supplemental Plans.

Date	Signature of Employee

Witness

Acknowledged and accepted by Fidelity Management Trust Company by

,
Name	Date

CONSENT OF SPOUSE

[To be completed if Primary Beneficiary is someone other than the employee’s spouse.]

I understand that I am entitled to be designated as the 100% primary beneficiary of the Grantor Trust. I give my consent to the designation of the above-named beneficiary or beneficiaries. I am aware that in the event of my spouse’s death, I will not receive 100% of any Residual Assets of the Grantor Trust, and I may not receive any such assets. [Spouse’s consent must be witnessed by a Notary Public.]

Date	Signature of Employee’s Spouse

Notary Public

EXHIBIT B

Tax Assumptions

Federal income tax rate: the highest marginal Federal income tax rate as adjusted for the Federal deduction of state and local taxes and the phase out of Federal deductions under current law (or as adjusted under any subsequently enacted similar provisions of the Internal Revenue Code).

State income tax rate: the highest adjusted marginal state income tax rate based on the Employee’s or Beneficiary’s state of residence.

Local income tax rate: the highest adjusted marginal local income tax rate based on the Employee’s or Beneficiary’s locality of residence.

Exceptions: While the Employee is actively employed, the state and local tax rate assumptions used to determine the appropriate deduction from a funding payment for state and local taxes, and the appropriate amount of such taxes on Company payments to provide for the taxes due on earnings of the Trust, will generally be based on the Employee’s work location rather than his residence. With respect to New York City tax, however, status as a non-resident will be taken into account.